UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2002
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Imagis Technologies Inc.

British Columbia, Canada	000-30090	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1300-1075 West Georgia Street Vancouver, British Columbia, Canada V6E 3C9

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (604) 684-2449

Item 5.         Other Items

On February 26, 2002, Imagis Technologies Inc. ("Imagis") announced its expansion in Europe with offices in the UK.

Item 7.         Financial Statements and Exhibits

(c)     Exhibits:

1.       Press Release of the Company dated February 21, 2002
2.       Press Release of the Company dated February 26, 2002

Item 9.         Regulation FD Disclosure

On February 21, 2002, Imagis Technologies Inc. ("Imagis") announced that is has agreed to extend the expiry date of 266,666 warrants held by its President, Mr. Iain Drummond, from February 25, 2002 to June 25, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Imagis Technologies Inc.

Date: February 27, 2002	By: /s/ Rory Godinho

Rory Godinho
Corporate Secretary

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

99.1	Press release issued February 21, 2002
99.2	Press release issued February 26, 2002